                                                                      Exhibit 21
                                                                      ----------

                         TITAN WHEEL INTERNATIONAL, INC.
                                  SUBSIDIARIES

                                                            JURISDICTION OF
       NAME                                                 INCORPORATION
       ----                                                 -------------
       Automation International, Inc.                       Illinois

       Automotive Wheels, Inc.                              California

       Dico, Inc.                                           Delaware

       Dico Tire, Inc.                                      Delaware

       Dyneer Corporation                                   Delaware

       Dyneer Foreign Sales Corporation                     U.S. Virgin Islands

       Grasdorf Titan GmbH                                  Germany

       Nieman's Ltd.                                        Iowa

       Sirmac Group                                         Italy

       Steel Wheels, Ltd.                                   United Kingdom

       T.D. Holding Company, Inc.                           Virginia

       T.D. Wheel Company                                   Virginia
          of  Virginia, Inc.

       T.D. Wheel, Inc.                                     Nevada

       Titan Distribution, Inc.                             Illinois

       Titan Investment Corporation                         Illinois

       Titan Tire Corporation                               Illinois

       Titan Wheel International,                           United Kingdom
          Limited

       Titan Wheel International, Ltd.                      Ontario, Canada

       Tractech Holdings, Ltd.                              Republic of Ireland

       Tractech Limited                                     Republic of Ireland


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